                                     JOINT FILER INFORMATION

NAME:                                                               HSU Investments, Limited
ADDRESS:                                                            3500 Lakeside Court
                                                                    Ste 200
                                                                    Reno, Nevada 89509

Designated Filer:                                                   Jane Hsaio, Ph.D.

Issuer and Ticker Symbol:                                           IVAX Corporation (IVX)

Date of Event Requiring Statement:                                  November 3, 2004

HSU INVESTMENTS, LIMITED
 By:  HSU Investment, Inc., its general partner

 By: /s/ Kristy Hsiao
   Kristy Hsiao, President